Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

August [    ], 2023

Esports Entertainment Group, Inc.

Block 6, Triq Paceville

St. Julians, STJ 3109

Malta

Attention: Alex Igelman, Chief Executive Officer

Dear Mr. Igelman:

This agreement (the “Agreement”) constitutes the agreement between Maxim Group LLC (the “Placement Agent”) and Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), pursuant to which the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of registered shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) and/or, depending on the beneficial ownership percentage of the purchaser of the Common Stock following its purchase, pre-funded Common Stock purchase warrants (the “Pre-Funded Warrants”), and Common Stock purchase warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants” and the Warrants together with the Shares, the “Securities”). The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including but not limited to the Purchase Agreement (as defined below) shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser may, at the option of the Purchaser, be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that:

1. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-269241), and amendments thereto, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities, which registration statement, as so amended (including post-effective amendments, if any) was filed on January 13, 2023, as amended on April 24, 2023, July 14, 2023 and [    ], 2023, and declared effective on [    ], 2023 for the registration of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective purchasers introduced to the Company by the Placement Agent, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness is hereinafter called the “Preliminary Prospectus”; and the final prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Preliminary Prospectus as it may be amended) is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or any Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, and “any Prospectus” shall mean, as the context requires, the Preliminary Prospectus, the Final Prospectus and any supplement to either thereof.

2. The Original Registration Statement, as amended (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, as of their respective dates, complied or will comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus, the Time of Sale Prospectus or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

3. [Reserved]

4. As of the date of this Agreement, and provided that either (i) the Securities do not exceed 20% of the outstanding shares of Common Stock on the Closing Date or (ii) the Placement constitutes a public offering under the applicable rules of the Nasdaq Capital Market, except for the filings with the Nasdaq Capital Market for the listing of the Securities for trading thereon in the time and manner required thereby, the issuance and listing on the Nasdaq Capital Market of the Securities requires no further approvals, including but not limited to, the approval of shareholders.

5. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater stockholder of the Company, except as set forth in the Registration Statement and the other documents the Company has filed or furnished with the Commission.

B. Covenants of the Company. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent materially complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus, the Time of Sale Prospectus and the Final Prospectus, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities pursuant to the Placement other than the Preliminary Prospectus, the Time of Sale Prospectus, the Final Prospectus, the Registration Statement, and any other materials permitted by the Securities Act.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by such Placement Agent, (iv) is and will be a limited liability company validly existing under the laws of its place of formation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status as such. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or their respective designees their pro rata portion (based on the Securities placed) of the following compensation with respect to the Securities which they are placing:

A. A cash fee (the “Cash Fee”) equal to an aggregate of seven percent (7.0%) of the aggregate gross proceeds raised in the Placement. The Cash Fee shall be paid at the closing of the Placement (the “Closing”).

B. [Reserved]

C. Subject to compliance with FINRA Rule 5110(g)(4)(A), the Company also agrees, in case of Closing of the Placement, to reimburse the Placement Agent for all travel and other out-of-pocket expenses incurred, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $75,000 (against invoices provided to the Company). The Company will reimburse the Placement Agent directly upon the Closing of the Placement from the gross proceeds raised in the Placement.

D. The Placement Agent reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that such Placement Agent’s aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder shall be until the earlier of (i) the final closing date of the Placement, and (ii) the date a party terminates the engagement by providing ten (10) days’ written notice to the other party (the period of time during which this Agreement remains in effect is referred to herein as the “Term”). “Cause,” for the purpose of this Agreement, shall mean, as determined by a court of competent jurisdiction, the Placement Agent’s gross negligence, willful misconduct, or a material breach of this Agreement, after being notified in writing of such conduct, and not curing such alleged conduct within ten (10) business days of notification of such alleged wrongful conduct. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality and indemnification and contribution and any future rights and the Company’s obligations to pay fees and reimburse expenses contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of such Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent to the Company:

A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Preliminary Prospectus, the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent. Any filings required to be made by the Company in connection with the Placement shall have been timely filed with the Commission.

B. The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

C. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Preliminary Prospectus and the Final Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

D. The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinions (including negative assurance), addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, the Purchasers, and Placement Agent’s legal counsel.

E. [Reserved]

F. On the date hereof, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from Marcum LLP (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date hereof, in form and substance satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the applicable prospectus or prospectus supplement, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Placement of the Securities as contemplated by such prospectus.

G. On the Closing Date, the Placement Agent shall have received from Marcum LLP, or such other independent registered public accounting firm of the Company, a letter dated as of such Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection F of this Section 8, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

H. On the date hereof, the Placement Agent shall have received the executed lock-up agreement, in the form attached hereto as Exhibit A, from each of the Company’s directors and officers.

O. On the Closing Date, Placement Agent shall have received a certificate of the chief executive officer of the Company, dated, as applicable, as of the date of such Closing, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

J. On the Closing Date, Placement Agent shall have received a certificate of the Secretary of the Company, dated, as applicable, as of the date of such Closing, certifying to the organizational documents, good standing in the state of incorporation of the Company and board resolutions relating to the Placement of the Securities from the Company.

K. Neither the Company nor any of its Subsidiaries (i) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus and the Final Prospectus, (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the Purchase Agreement, Registration Statement, the Preliminary Prospectus and the Final Prospectus, and (iii) since such date there shall not have been any new or renewed inquiries by the Commission, FINRA or any other regulatory body regarding the Company, the effect of which, in any such case described in clause (i), (ii) or (iii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Preliminary Prospectus, Time of Sale Prospectus and Final Prospectus.

L. The Common Stock is registered under the Exchange Act and, as of the Closing Date, shall be listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange, or an application for such listing shall have been submitted to the Trading Market, and satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor, except as disclosed in the Purchase Agreement, Preliminary Prospectus, Time of Sale Prospectus and Final Prospectus, has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

M. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

N. The Company shall have prepared and will file with the Commission a Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement, within the time period specified by the Commission’s rules and forms.

O. The Company shall have entered into a Purchase Agreement with each of the Purchasers, if elected by such purchaser, and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

P. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

Q. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent or to Placement Agent’s counsel pursuant to this Section 8 shall not be reasonably satisfactory in form and substance to the Placement Agent and to Placement Agent’s legal counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 9. Right of First Refusal. Upon the successful completion of any Closing of the Offering, for a period of nine (9) months from the final Closing, the Company grants the Placement Agent the right of first refusal to act as sole agent or sole managing underwriter and sole book runner for any and all future public and private equity and public debt offerings during such nine (9) month period of the Company, or any successor to or any subsidiary of the Company. Placement Agent shall notify the Company within ten (10) days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Placement Agent should decline such retention, the Company shall have no further obligation to the Placement Agent with respect to the offering for which it has offered to retain the Placement Agent, except as specifically provided for herein. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Placement Agent’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. Notwithstanding the foregoing, the right of first refusal shall be subject to FINRA Rule 5110(g)(5)(B), including that the right of first refusal may be terminated by the Company for “cause,” which shall include the Placement Agent’s material failure to provide the services contemplated in this Agreement, and the Company’s exercise of its right of “termination for cause” eliminates any obligations with respect to the payment of any termination fee or provision of the right of first refusal.

SECTION 10. GOVERNING LAW; AGENT FOR SERVICE OF PROCESS, ETC. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. This paragraph shall survive any termination of this Agreement, in whole or in part.

SECTION 11. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. CONFIDENTIALITY. The Placement Agent (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process (“Legal Requirement”)), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement. The Placement Agent further agrees, severally and not jointly, to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by the Placement Agent of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to a Placement Agent or its Representatives in connection with such Placement Agent’s evaluation of the Placement. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to a Placement Agent or any of its Representatives on a non-confidential basis from a third-party who, to the Placement Agent’s and its Representatives’ knowledge, as applicable, is not bound by obligations of confidentiality to the Company with respect to such information, (iii) is known to a Placement Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives, or (iv) is or has been independently developed by a Placement Agent and/or the Representatives without use of or reference to any Confidential Information furnished to it by the Company. The term “Representatives” shall mean the Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two (2) years from the date hereof. Notwithstanding any of the foregoing, in the event that the Placement Agent or any of their respective Representatives are required by Legal Requirement to disclose any of the Confidential Information, such Placement Agent and their respective Representatives will notify the Company, in writing, as promptly as possible prior to disclosure of such information, that is required to disclose any such Confidential Information (if permitted by applicable law), and furnish only that portion of the Confidential Information which such Placement Agent or their respective Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

SECTION 13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 14. Press Announcements. The Company agrees that the Placement Agent shall, from and after any public announcement of the Closing, have the right to reference the Placement and the Placement Agent’ role in connection therewith in the Placement Agent’ marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

Section 15. SUBSEQUENT EQUITY SALES.

A. From the date hereof until fifteen (15) days following the Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Final Prospectus, or filing a registration statement on Form S-8 in connection with any Company equity incentive plan.

B. From the date hereof until fifteen (15) days after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

C. Notwithstanding the foregoing, this Section 15 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. As used herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock, restricted stock units, or options to employees, officers, consultants or directors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, provided, however, any such issuances to consultants shall not exceed, in the aggregate, $250,000 of Common Stock or Common Stock Equivalents during the prohibition period in subsection A of Section 15 herein, or pursuant to an inducement grant under the Nasdaq Stock Exchange’s rules and regulations, (b) securities upon the exercise or exchange of any Securities issued hereunder and any securities upon exercise of warrants to the Placement Agent and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in subsection A of Section 15 herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Maxim the enclosed copy of this Agreement.

Very truly yours,

Maxim GROUP LLC

By:
Name:	Clifford A. Teller
Title:	Co-President

Address for notice:
300 Park Ave., 16th Floor
New York, NY 10022
Attention: James Siegel, General Counsel Email: jsiegel@maximgrp.com

Accepted and Agreed to as of

the date first written above:

ESPORTS ENTERTAINMENT GROUP, Inc.

By:
Name:	Alex Igelman
Title:	Chief Executive Officer

Address for notice:

[Signature Page to Placement Agency Agreement Between

Maxim Group LLC and Esports Entertainment Group, Inc.]

ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Maxim Group LLC (the “Placement Agent”) by Esports Entertainment Group, Inc. (the “Company”) pursuant to a placement agency agreement dated as of the date hereof, between the Company and the Placement Agent, as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1. To the extent permitted by law, the Company will indemnify the Placement Agent and its affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except, with regard to the Placement Agent, to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s willful misconduct or gross negligence in performing the services described herein, as the case may be.

2. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld.

3. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent, as the case may be, as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under the Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

5.These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

[The remainder of this page has been intentionally left blank.]

Very truly yours,

Maxim GROUP LLC

By:
Name:	Clifford A. Teller
Title:	Co-President

Address for notice:
300 Park Ave., 16th Floor
New York, NY 10022
Attention: James Siegel, General Counsel Email: jsiegel@maximgrp.com

Accepted and Agreed to as of

the date first written above:

ESPORTS ENTERTAINMENT GROUP, Inc.

By:
Name:	Alex Igelman
Title:	Chief Executive Officer

Address for notice:

[Signature Page to Indemnification Provisions

Pursuant to Placement Agency Agreement

between Maxim Group LLC and Esports Entertainment Group, Inc.]

Exhibit A

LOCK-UP AGREEMENT

[___], 2023

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Re: Esports Entertainment Group, Inc.

Ladies and Gentlemen:

As an inducement to Maxim Group LLC, as placement agent (the “Agent”), to execute a placement agency agreement (the “Placement Agency Agreement”) with Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), providing for a public offering (the “Offering”) of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) and/or pre-funded common stock purchase warrants of the Company (the “Pre-Funded Warrants”) and Common Stock purchase warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants” and the Warrants, together with the Shares, the “Securities”), the undersigned hereby agrees that without, in each case, the prior written consent of the Agent, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares other than as contemplated in the registration statement relating to the Offering.

The Lock-Up Period shall mean the period commencing on the date of this Lock-Up Agreement and continue and include the date fifteen (15) days after the date of the final prospectus used to sell the Securities in the Offering pursuant to the Placement Agency Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) to a Permitted Transferee, (ii) as a bona fide gift or gifts, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iv) by virtue of the laws of descent and distribution upon death of the undersigned, or (v) pursuant to a qualified domestic relations order. As used in this Lock-Up Agreement, the term “Permitted Transferee” shall mean, if the undersigned is a corporation, company, business trust, association, limited liability company, partnership, limited liability partnership or other entity (collectively, the “Entities” or, individually, the “Entity”), to any person or Entity which controls, is directly or indirectly controlled by, or is under common control with the undersigned and, if the undersigned is a partnership or limited liability company, to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests; provided, in the case of clauses (i) through (v), that the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and provided, further, that in the case of clauses (i) through (iii), that no filing by any party in any public report or filing with the SEC shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, the undersigned may voluntarily forfeit Shares to pay any withholding tax owed by the undersigned on account of the vesting of such Shares, which may be reported on a Form 4 as such.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided, that such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company or the Agent informs the other that it does not intend to proceed with the Offering, (ii) the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) the Offering is not completed by August 18, 2023.

The undersigned understands that the Agent is entering into the Placement Agency Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Placement Agency Agreement and the Purchase Agreement (as defined in the Placement Agency Agreement), the terms of which are subject to negotiation among the parties thereto.

[Signature page follows]

Very truly yours,

(Name - Please Print)

(Signature)